UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2016

Cynosure, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51623	04-3125110
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 Carlisle Road, Westford, MA	01886
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 256-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 14, 2016, the Board of Directors (the “Board”) of Cynosure, Inc. (the “Company”) approved a grant to Michael Davin, the Company’s president and chief executive officer, of a performance-based stock unit award (the “Award”), issuable under the Company’s Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”). The target number of shares issuable under the award agreement is 62,893 (the “Target Shares”).

The Award represents the right to receive, upon and subject to the vesting of the Award, the number of shares of the Company’s common stock determined under the award agreement, subject to the Company’s level of achievement of adjusted income from operations (the “Performance Objective”) measured over a one-year performance period running from January 1, 2017 through December 31, 2017 (the “Performance Period”). If the Performance Objective for the Performance Period is achieved, then one-third of the Target Shares will vest on the date that the Compensation Committee of the Board certifies achievement of the Performance Objective, and one-third of the Target Shares will vest on each of the two subsequent annual anniversaries of such date.

The Award is subject to the terms and conditions, including provisions relating to termination, acquisitions and dispositions, of the 2005 Plan and the Company’s form of performance-based stock unit agreement previously filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNOSURE, INC.

Date: December 16, 2016	By:	/s/ Peter C. Anastos
Peter C. Anastos Senior Vice President, General Counsel and Secretary